EXHIBIT 99.1

Investor Contact:	Press Contact:

Kate Sidorovich	Annette Shimada
Market Street Partners	Kickstart Consulting
650-298-3176	650-347-8781
kate@marketstreetpartners.com	ashimada@kickstartconsulting.com

NIKU REPORTS $20 MILLION IN REVENUE, $9.4 MILLION IN LICENSE FOR FOURTH

QUARTER

Results Cap Year of 45% Revenue Growth, 64% License Growth

REDWOOD CITY, CA —February 24, 2005—Niku Corporation (Nasdaq: NIKU) today reported results for its fourth fiscal quarter ended January 31, 2005.

Total revenue for the fourth quarter of fiscal 2005 was $20.0 million, up 50% from $13.3 million in the fourth quarter of the prior fiscal year and up 21% from $16.6 million in the third quarter of fiscal 2005. License revenue for the fourth quarter of fiscal 2005 was $9.4 million, up 53% from $6.1 million in the fourth quarter of the prior fiscal year and up 27% from $7.4 million in the third quarter of fiscal 2005. Maintenance and service revenue for the fourth quarter of fiscal 2005 was $10.6 million, up 48% from $7.2 million in the fourth quarter of the prior fiscal year and up 16% from $9.2 million in the third quarter of fiscal 2005.

Non-GAAP net income for the fourth quarter of fiscal 2005 was $2.4 million, or $0.17 per share, up 24% from $2.0 million, or $0.16 per share, in the fourth quarter of the prior fiscal year and up 44% from $1.7 million, or $0.13 per share, in the third quarter of fiscal 2005. Non-GAAP net income for the fourth quarter of fiscal 2005 excluded $0.7 million in stock-based compensation expense. Non-GAAP net income for the fourth quarter of the prior fiscal year excluded $0.7 million in restructuring charges and $0.1 million in stock-based compensation expense, while non-GAAP net income for the third quarter of fiscal 2005 excluded $0.3 million in stock-based compensation expense.

On a GAAP basis, the Company’s net income for the fourth quarter was $1.7 million, or $0.12 per share, up 39% from net income of $1.2 million, or $0.10 per share, in the fourth quarter of the prior fiscal year and up 23% from $1.4 million, or $0.10 per share, in the third quarter of fiscal 2005.

The Company’s earnings per share for the fourth quarter of fiscal 2005 and the fiscal year ended January 31, 2005 reflect the 2.1 million shares issued in the Company’s December 22, 2004 public offering, weighted for the period outstanding.

The Company had positive cash flows of $5.4 million for the fourth quarter of fiscal 2005 in addition to $35.6 million in net proceeds from the December public offering. The Company ended the quarter with $65.6 million in unrestricted cash and cash equivalents, compared to $24.6 million at October 31, 2004 and $23.2 million at January 31, 2004. The Company’s DSO was 58 days at January 31, 2005, compared to 71 days at October 31, 2004 and 53 days at January 31, 2004.

Joshua Pickus, Niku’s president and chief executive officer, said “The fourth quarter was a strong one for Niku, capping an outstanding year. We have solidified our leadership position in the IT Management and Governance market and are executing well on our key strategic initiatives.”

Fourth Quarter Highlights

In addition to strong revenue and earnings per share growth, the following are highlights of the fourth quarter:

•	Establishment of Strategic Reseller Relationship with Computer Associates

•	Expansion of relationship with Capgemini to include a $1.5 million internal use license and support agreement

•	Success in New Product Development (NPD) marketplace evidenced by competitive win at major consumer products company and establishment of relationship with Stage-Gate, Inc., a leading NPD consulting firm

•	Growth of direct sales force to 38 quota-carrying representatives

•	Release of Clarity 7.5, Niku’s next generation IT Management and Governance solution

•	“Best Vendor” and “Best Solution” awards at the Gartner European PPM Summit

•	Leading customers including:

•	Financial Services: ABN AMRO, Australia and New Zealand Banking Group, Fortis, If IT Services, Mutual of Omaha, QBE Insurance Group, T. Rowe Price

•	Healthcare: AstraZeneca, Oxford Health Plans, Menzis, PeaceHealth, United Healthcare Services

•	Government: City of Chandler, IDeA, Public Research Centre Henri Tudor

•	Technology & Telecommunications: Cordys, O2, Telfort

•	Consumer Products: Avon Products, The Coca-Cola Company, John Lewis, Kohl’s

•	Business Services: Capgemini, Harland, Manpower, Telintrans

•	Utilities & Energy: Baker Hughes, Florida Power & Light

Full Year Results

Total revenue for the fiscal year ended January 31, 2005 was $66.3 million, up 45% from $45.7 million for the fiscal year ended January 31, 2004. License revenue for fiscal 2005 was $30.3 million, up 64% from $18.5 million in the prior fiscal year. Maintenance and service revenue for fiscal 2005 was $36.0 million, up 32% from $27.2 million in the prior fiscal year.

Non-GAAP net income for the fiscal year ended January 31, 2005 was $6.9 million, or $0.52 per share, up 126% from $3.1 million, or $0.26 per share, for the fiscal year ended January 31, 2004. Non-GAAP net income for fiscal year 2005 excluded $1.8 million in restructuring charges and $1.1 million in stock-based compensation expense. Non-GAAP net income for the prior fiscal year excluded $2.6 million in restructuring charges and $0.3 million in stock-based compensation expense.

On a GAAP basis, the Company’s net income for the fiscal year ended January 31, 2005 was $4.0 million, or $0.30 per share, up from net income of $0.1 million, or $0.01 per share, in the fiscal year ended January 31, 2004.

Business Outlook

Niku Corporation also provided an outlook on its future business. The Company expects total revenue in the range of $18.5 million to $19.5 million and non-GAAP earnings per share in the range of $0.12 to $0.14 for the first quarter. For the full fiscal year, the Company expects revenue growth in excess of 20% and expansion of its gross and operating margins, particularly in the latter half of the year when the Company’s revenue mix shifts towards license and additions to the sales and services organizations reach productivity.

Conference Call

Niku’s management will review the financial results for the quarter and provide an outlook on Niku’s business in a conference call at 2:00 p.m. Pacific Time today, February 24, 2005. The conference call can be accessed via telephone and live WebCast. Parties interested in participating in the WebCast should access the site, downloading any necessary audio software, at least fifteen minutes prior to the call.

Dial-in Number: 800.901.5259 (International callers: 617.786.4514). Passcode: 96802763

WebCast site: http://investor.niku.com

About Niku Corporation

Niku Corporation (Nasdaq: NIKU) is the global leader in IT Management and Governance (IT-MG) software solutions. More than 400,000 users at industry leaders such as Avon, BT, Cesky Mobile, Columbia House, Harrah’s Entertainment, HSBC, Kas Bank, Manpower, Mueller Milch, Philips, Royal Caribbean Cruise Lines, Skandia UK Group and Unilever depend on Niku software to maximize their “Return on IT.” Niku is a publicly held company with global presence. For more information, contact info@niku.com or visit www.niku.com.

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Note: Niku and the Niku logo are registered trademarks of Niku Corporation. Clarity and the Clarity logo are trademarks of Niku Corporation.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties concerning Niku’s expected financial performance as well as Niku’s strategic and operational plans. These statements are not guarantees of future performance. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. All forward-looking statements included in this release or the conference call, including our “Business Outlook,” are based on information available to Niku as of the date of the release, and the Company assumes no obligation to update any such forward-looking statements. Risks and uncertainties associated with the Company’s business which could cause actual results to differ from those predicted include, but are not limited to, weakness in the general economy, or in IT spending in particular, lack of market acceptance of our products or services, competitiveness of our products or services, the timing of customer licenses, delays or difficulties in implementing our products, difficulties in retaining and attracting qualified employees, risks related to international operations and competition. These and additional risks and uncertainties associated with the Company’s business that may cause actual results to differ from those contained in forward-looking statements are discussed in greater detail in the Company’s Form 10-K, filed on April 14, 2004 and in its other filings with the SEC, which are on file with the SEC and available at the SEC’s website at http://www.sec.gov.

NIKU CORPORATION

GAAP Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended January 31		Three Months Ended October 31	Twelve Months Ended January 31
	2005	2004	2004	2005	2004
Revenue:
License	$9,392	$6,140	$7,404	$30,311	$18,532
Maintenance and service	10,623	7,188	9,160	35,972	27,178

Total revenue	20,015	13,328	16,564	66,283	45,710

Cost of revenue	6,013	3,487	4,711	18,499	12,397

Gross profit	14,002	9,841	11,853	47,784	33,313

Operating expenses:
Sales and marketing	7,377	4,761	6,385	24,889	16,507
Research and development	2,232	1,883	2,073	8,167	7,498
General and administrative	1,987	1,679	1,778	7,816	6,505
Restructuring and other	19	688	—	1,829	2,648
Stock-based compensation	741	65	326	1,055	293

Total operating expenses	12,356	9,076	10,562	43,756	33,451

Operating income (loss)	1,646	765	1,291	4,028	(138)
Interest and other income, net	223	217	274	565	118

Income (loss) before income taxes	1,869	982	1,565	4,593	(20)

Provision for (benefit from) income taxes	188	(228)	199	561	(137)

Net income	$1,681	$1,210	$1,366	$4,032	$117

Net income per share:

Net income - basic	$0.12	$0.10	$0.11	$0.32	$0.01

Weighted average common shares - basic	13,731	11,954	12,585	12,729	11,560

Net income - diluted	$0.12	$0.10	$0.10	$0.30	$0.01

Weighted average common shares - diluted	14,560	12,429	13,293	13,362	11,886

NIKU CORPORATION

GAAP Condensed Consolidated Balance Sheets

(in thousands)

	January 31 2005	January 31, 2004
ASSETS

Current assets:
Cash and cash equivalents	$65,616	$23,200
Current portion of restricted cash	564	—
Accounts receivable, net	12,893	7,794
Prepaid expenses and other current assets	2,834	2,345

Total current assets	81,907	33,339
Restricted cash	—	1,108
Property and equipment, net	1,534	1,281
Deposits and other assets	298	888

Total assets	$83,739	$36,616

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,130	$320
Accrued liabilities	11,093	7,075
Accrued restructuring	2,595	1,812
Bank borrowings	—	4,250
Short-term portion of capital lease obligations	605	121
Deferred revenue	10,902	9,305

Total current liabilities	26,325	22,883

Long-term accrued restructuring	5,519	6,430
Long-term portion of capital lease obligations	315	108

Total liabilities	32,159	29,421

Stockholders’ equity	51,580	7,195

Total liabilities and stockholders’ equity	$83,739	$36,616

NIKU CORPORATION

Non-GAAP Condensed Consolidated Statements of Income (1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended January 31		Three Months Ended October 31	Twelve Months Ended January 31
	2005	2004	2004	2005	2004
Revenue:
License	$9,392	$6,140	$7,404	$30,311	$18,532
Maintenance and service	10,623	7,188	9,160	35,972	27,178

Total revenue	20,015	13,328	16,564	66,283	45,710

Cost of revenue	6,013	3,487	4,711	18,499	12,397

Gross profit	14,002	9,841	11,853	47,784	33,313

Operating expenses:
Sales and marketing	7,377	4,761	6,385	24,889	16,507
Research and development	2,232	1,883	2,073	8,167	7,498
General and administrative	1,987	1,679	1,778	7,816	6,505

Total operating expenses	11,596	8,323	10,236	40,872	30,510

Operating income	2,406	1,518	1,617	6,912	2,803
Interest and other income, net	223	217	274	565	118

Income before income taxes	2,629	1,735	1,891	7,477	2,921
Provision for (benefit from) income taxes	188	(228)	199	561	(137)

Net income	$2,441	$1,963	$1,692	$6,916	$3,058

Net income per share:

Net income - basic	$0.18	$0.16	$0.13	$0.54	$0.26

Weighted average common shares - basic	13,731	11,954	12,585	12,729	11,560

Net income - diluted	$0.17	$0.16	$0.13	$0.52	$0.26

Weighted average common shares - diluted	14,560	12,429	13,293	13,362	11,886

(1)	The Non-GAAP financial measure of net income is not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This non-GAAP financial measure should be read only in conjunction with the preceding statements of operations prepared in accordance with GAAP and the reconciliation of GAAP net income to non-GAAP net income on the next page.

NIKU CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Net Income (1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended January 31		Three Months Ended October 31	Twelve Months Ended January 31
	2005	2004	2004	2005	2004
GAAP net income	$1,681	$1,210	$1,366	$4,032	$117
Restructuring and other	19	688	—	1,829	2,648
Stock-based compensation	741	65	326	1,055	293

Non-GAAP net income	$2,441	$1,963	$1,692	$6,916	$3,058

Net income per share:

Net income - basic	$0.18	$0.16	$0.13	$0.54	$0.26

Weighted average common shares - basic	13,731	11,954	12,585	12,729	11,560

Net income - diluted	$0.17	$0.16	$0.13	$0.52	$0.26

Weighted average common shares - diluted	14,560	12,429	13,293	13,362	11,886

(1)	The Non-GAAP financial measure of net income is not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This reconciliation should be read only in conjunction with the preceding statements of operations prepared in accordance with GAAP.